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                                                                  EXHIBIT 23(ii)

To the Board of Directors
General Electric Capital Corporation

     We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-22974, 33-24667, 33-36601, 33-37156, 33-39376, 33-43081,
33-43420, 33-39596, 33-58506, 33-50909, 33-58508 and 33-50899) of General
Electric Capital Corporation of our report dated February 11, 1994, relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 1993 and 1992 and the related statements of current and retained earnings and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of General Electric Capital Corporation. Our report refers to a change in 1993 in the method of accounting for certain investments in securities.

/s/ KPMG PEAT MARWICK

Stamford, Connecticut
March 23, 1994